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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-36631), Form S-3 (No. 333-17035), Form S-3 (No. 033-59703),
Form S-3 (No. 033-54007), Form S-8 (No. 333-53199), Form S-8 (No. 333-22371),
and Form S-8 (No. 333-22167), of M.D.C. Holdings, Inc. and in the related Prospectuses of our report dated January 15, 2001, except for Note S, as to which the date is January 22, 2001, with respect to the consolidated financial statements of M.D.C. Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                            /s/ERNST & YOUNG LLP


Denver, Colorado
February 8, 2001